                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 22, 2003, except for Note 16 as to which the date is August 27, 2003, relating to the consolidated financial statements of Myogen, Inc. and subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 28, 2003